Exhibit 23.1.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-107545 of American Home Mortgage Investment Corp. on Form S-4 of our report dated March 21, 2003, appearing in the Annual Report on Form 10-K of American Home Mortgage Holdings, Inc. for the year ended December 31, 2002, and to the reference to us under the headings “Experts” and “Selected Historical Financial Data” in the Prospectus, which is part of this Registration Statement.

/S/    DELOITTE & TOUCHE LLP

Princeton, New Jersey

October 23, 2003